UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2007
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Bermuda	1-31339	98-0371344
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

515 Post Oak Blvd., Suite 600, Houston, Texas		77027-3415
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 693-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements
On June 13, 2007, Weatherford International Ltd. (“Weatherford Bermuda”), and its wholly owned indirect subsidiary Weatherford International, Inc. (“Weatherford Delaware”) entered into a Purchase Agreement with Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and UBS Securities LLC, as representatives of the initial purchasers named therein. Pursuant to that agreement, Weatherford Delaware issued and sold to the initial purchasers an aggregate of $600,000,000 of Weatherford Delaware’s 5.95% Senior Notes due 2012, an aggregate of $600,000,000 of Weatherford Delaware’s 6.35% Senior Notes due 2017 and an aggregate of $300,000,000 of Weatherford Delaware’s 6.80% Senior Notes due 2037, all of which are fully and unconditionally guaranteed by Weatherford Bermuda, in transactions exempt from registration pursuant to Rule 144A under the Securities Act of 1933. A copy of that agreement is attached as an exhibit to this filing.
In connection with the issuance of the notes, we entered into a Registration Rights Agreement requiring us to file a registration statement to register exchange notes for the notes. The exchange notes will have the same terms and conditions as the notes but will not be burdened by the transfer restrictions of those notes. If we fail to meet our obligations under this agreement, the interest rates of the notes could be increased by 0.25%. A copy of that agreement is attached as an exhibit to this filing.
The notes were issued pursuant to an Indenture, dated June 18, 2007, among Weatherford Delaware, as issuer, Weatherford Bermuda, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, and a First Supplemental Indenture dated the same date. Copies of the indenture and supplemental indenture are attached as exhibits to this filing.
Weatherford received net proceeds, before expenses, of $1,486,365,000 from the sale of the notes on June 18, 2007.
In the ordinary course of business, certain of the underwriters and their respective affiliates have provided, and may in the future provide, financial advisory, investment banking and other financial and banking services, and the extension of credit, to the Company or its subsidiaries. These underwriters and their affiliates have received, and may in the future receive, customary fees and commissions for their services.
Item 2.03 Creation of a Direct Financial Obligation of a Registrant
On June 18, 2007, Weatherford Delaware and Weatherford Bermuda entered into the indenture and supplemental indenture and issued the notes described above. The notes will mature on June 15, 2012, 2017 and 2037, respectively. The holders of the notes may require us to repurchase the notes following certain transactions that constitute a change of control of Weatherford Bermuda if following such a transaction the notes have a rating below investment grade. The notes are Weatherford Delaware’s unsecured senior obligations and rank equally with all of its other unsecured senior indebtedness (including guarantees of Weatherford Bermuda’s indebtedness) from time to time outstanding.

The notes are fully and unconditionally guaranteed on a senior unsecured basis by Weatherford Bermuda. The guarantee ranks equal in right of payment to all of Weatherford Bermuda’s existing and future unsecured and unsubordinated indebtedness.
Item 9.01. Exhibits
     (c) Exhibits
1.1	Purchase Agreement, dated June 13, 2007, among Weatherford International Ltd., Weatherford International, Inc., and Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and UBS Securities LLC.

4.1	Indenture, dated June 18, 2007, among the Weatherford Delaware, as issuer, Weatherford Bermuda, as guarantor, and Deutsche Bank Trust Company Americas, as trustee.

4.2	First Supplemental Indenture, dated June 18, 2007, among the Weatherford Delaware, as issuer, Weatherford Bermuda, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (including forms of notes).

4.3	Registration Rights Agreement, dated June 18, 2007, among Weatherford International Ltd., Weatherford International, Inc., and Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and UBS Securities LLC.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.

Dated: June 18, 2007	/s/ BURT M. MARTIN Burt M. Martin,
Senior Vice President